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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     We have issued our report dated June 16, 2000, accompanying the financial statements and schedules included in the Kent Electronics Corporation Tax-Deferred Savings and Retirement Plan and Trust's Form 11-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Kent Electronics Corporation on Form S-8 (File No. 33-18527).



GRANT THORNTON LLP


Houston, Texas
June 27, 2000